UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2017

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(267) 317-9139

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 1, 2017 at the annual meeting of stockholders (the Annual Meeting) of AgroFresh Solutions, Inc. (the Company), the stockholders of the Company approved the First Amendment to the Company’s 2015 Incentive Compensation Plan (the Plan) to, among other things, increase the number of shares of the Company’s common stock reserved for issuance under the Plan from 2,750,000 to 5,150,000. As a result, the First Amendment became effective on June 1, 2017.

A copy of the First Amendment to the Plan is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by the complete terms and conditions of the First Amendment to the Plan. A description of the material terms of the Plan, as amended by the First Amendment, was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2017 (the Proxy Statement).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) to eliminate the classified board of directors of the Company (the Board) and to provide instead for the annual election of directors (the Declassification Amendment), effective at the Annual Meeting. The Board previously approved the Declassification Amendment and recommended that it be submitted to the Company’s stockholders for approval.

In order to immediately declassify the Board at the Annual Meeting following approval of the Declassification Amendment, each director whose term did not expire at the Annual Meeting tendered his or her contingent resignation, which became effective only upon stockholder approval of the Declassification Amendment. As described in Item 5.07 below, each such director was thereafter elected to the Board to serve for a one-year term until the 2018 annual meeting of stockholders.

A copy of the Certificate of Amendment to the Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 1, 2017, is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) approved an amendment to the Certificate of Incorporation to declassify the Board, (2) elected the Company’s seven nominees for director for a one-year term, (3) approved and adopted the First Amendment to the Plan, (4) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017 and (5) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. As Proposal 1 (to amend the Certificate of Incorporation to declassify the Board) was approved, Proposal 2 (to elect seven directors) was submitted to the stockholders and voted upon and Proposal 3 (to elect one Class II director) was not submitted to the stockholders. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1:	Approval of an amendment to the Certificate of Incorporation to declassify the Board.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,889,998	123,682	21,718	4,061,057

PROPOSAL 2:	Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Campbell	37,147,451	2,887,947	4,061,057
Nance Dicciani	37,264,031	2,771,367	4,061,057
Jordi Ferre	39,220,063	815,335	4,061,057
Gregory Freiwald	30,330,564	9,704,834	4,061,057
Marc Lasry	38,313,241	1,722,157	4,061,057
George Lobisser	36,807,693	3,227,705	4,061,057
Macauley Whiting, Jr.	38,013,480	2,021,918	4,061,057

PROPOSAL 3:	Approval and adoption of the First Amendment to the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,846,522	159,462	29,414	4,061,057

PROPOSAL 5:	Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions
43,815,939	75,740	204,776

PROPOSAL 6:	Approval to authorize the Board of Directors to adjourn and postpone the Annual Meeting to a later date or dates.

Votes For	Votes Against	Abstentions
29,126,782	14,890,926	78,747

 Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation.
10.1	First Amendment to 2015 Incentive Compensation Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 6, 2017

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel